UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 20, 2011
ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7275 (Commission File Number)	47-0248710 (IRS Employer Identification No.)

One ConAgra Drive Omaha, Nebraska (Address of Principal Executive Offices)	68102 (Zip Code)
Registrant’s Telephone Number, Including Area Code (402) 240-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously disclosed, Robert F. Sharpe, Jr., the former Executive Vice President and Chief Administrative Officer and former President, Commercial Foods, of ConAgra Foods, Inc. (the “Company”), became Special Advisor to the Company’s Chief Executive Officer through his retirement on May 29, 2011. On June 20, 2011, the Company and Mr. Sharpe entered into a consulting agreement (the “Agreement”), effective as of May 29, 2011, pursuant to which Mr. Sharpe will provide part-time, non-employee consulting services as assigned by the Company’s Chief Administrative Officer. Mr. Sharpe will receive compensation of $20,000 per month in return for his consulting services and may be eligible for a cash payment at the discretion of the Company’s Chief Executive Officer if he contributes meaningfully to projects that have a significant impact on the Company’s operations, strategy or prospects. The Agreement will expire on November 30, 2011, unless earlier terminated by either Mr. Sharpe or the Company with 60 days’ prior written notice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
Date: June 24, 2011	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Executive Vice President, General Counsel and Corporate Secretary